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                                                                      EXHIBIT 12
AETNA INC.

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                          Three Months Ended                              Years Ended
                                               March 31,                                  December 31,
                                          -------------------   -------------------------------------------------------------
(Millions)                                         1998              1997         1996         1995         1994         1993
-----------------------------------------------------------------------------------------------------------------------------
Pretax income (loss) from
 continuing operations                           $279.2          $1,511.2       $338.7       $726.2       $627.5    $(1,014.7)

Add back fixed charges                             85.0             321.9        245.1        187.0        170.8        154.7
Minority interest                                  (4.9)             14.7         16.4         16.1         11.4          7.0
-----------------------------------------------------------------------------------------------------------------------------
   Income (loss) as adjusted                     $359.3          $1,847.8       $600.2       $929.3       $809.7    $  (853.0)
=============================================================================================================================
Fixed charges:
  Interest on indebtedness (1)                   $ 56.9          $  235.8       $168.3       $115.9       $ 98.6         77.4
  Portion of rents representative
   of interest factor                              28.1              86.1         76.8         71.1         72.2         77.3
-----------------------------------------------------------------------------------------------------------------------------
   Total fixed charges                           $ 85.0          $  321.9       $245.1       $187.0       $170.8    $   154.7
=============================================================================================================================
Preferred stock dividend
 requirements                                      23.2              92.4         41.1           --           --           --
-----------------------------------------------------------------------------------------------------------------------------
Total combined fixed charges
 and preferred stock dividend
 requirements                                    $108.2          $  414.3       $286.2       $187.0       $170.8    $   154.7
=============================================================================================================================
Ratio of earnings to fixed
 charges                                           4.23              5.74         2.45         4.97         4.74        (5.51)
=============================================================================================================================
Ratio of earnings to combined
 fixed charges and preferred
 stock dividends                                   3.32              4.46         2.10         4.97         4.74        (5.51)
=============================================================================================================================

(1) For the three months ended March 31, 1998 and years ended December 31, 1997, 1996, 1995 and 1994, interest on indebtedness includes the dividends paid to preferred shareholders of a subsidiary. (See Note 14 of Notes to Financial Statements in the Company's 1997 Annual Report.)


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                                                          Exhibit 12 (Continued)
AETNA SERVICES, INC. (1)

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                                                   Three Months Ended              Years Ended
                                                                        March 31,                  December 31,
                                                                   ------------------      --------------------------
(Millions)                                                                   1998               1997             1996
---------------------------------------------------------------------------------------------------------------------
Pretax income from continuing
 operations                                                                $237.3           $1,505.2           $335.0

Add back fixed charges                                                       84.0              318.1            243.8
Minority interest                                                            (4.7)              15.7             16.4
---------------------------------------------------------------------------------------------------------------------
   Income as adjusted                                                      $316.6           $1,839.0           $595.2
=====================================================================================================================
Fixed charges:
  Interest on indebtedness (2)                                             $ 56.9           $  234.0           $168.3
  Portion of rents representative
   of interest factor                                                        27.1               84.1             75.5
---------------------------------------------------------------------------------------------------------------------
   Total fixed charges                                                     $ 84.0           $  318.1           $243.8
=====================================================================================================================
Preferred stock dividend
 requirements                                                                  --                 --               --
---------------------------------------------------------------------------------------------------------------------
Total combined fixed charges
 and preferred stock dividend
 requirements                                                              $ 84.0           $  318.1           $243.8
=====================================================================================================================
Ratio of earnings to fixed
 charges                                                                     3.77               5.78             2.44
=====================================================================================================================
Ratio of earnings to combined
 fixed charges and preferred
 stock dividends                                                             3.77               5.78             2.44
=====================================================================================================================

(1) Aetna Inc. has fully and unconditionally guaranteed the payment of all principal, premium, if any, and interest on all outstanding debt securities of Aetna Services, Inc. (See Note 13 of Notes to Financial Statements in the Company's 1997 Annual Report.)

(2) Includes the dividends paid to preferred shareholders of a subsidiary.(See
    Note 14 of Notes to Financial Statements in the Company's 1997 Annual
    Report.)


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